Exhibit 99.1

BankUnited, Inc.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BankUnited, Inc. (“BankUnited” or “BKU”) with respect to, among other things, future events and financial performance. BankUnited generally identifies forward-looking statements by terminology such as “outlook”, “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based on the current plans, estimates and expectations of BankUnited. This presentation may also contain forward-looking statements in connection with BankUnited’s acquisition of Herald National Bank (“Herald”). The inclusion of any forward-looking information regarding BankUnited or Herald should not be regarded as a representation that future plans, estimates or expectations contemplated herein will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to BKU’s and Herald’s respective operations, financial results, financial condition, business prospects, growth, strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. BankUnited does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the most recent Annual Report on Form 10-K of BKU, and in the Quarterly Reports on Form 10-Q of BKU, filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website (www.sec.gov). Forward-Looking Statements

Why BankUnited?

Clean Balance Sheet The BankUnited Value Proposition 4 Dynamic Growth Story Management Team with Strong Track Record Strong Performance and Capital Position Healthy Regulatory Relations The Dominant Florida Institution

Who are we?

Overview of BankUnited Company Snapshot The largest traditional independent bank in Florida(1) Florida footprint: 95 branches in 15 counties $12.4 billion of assets $5.1 billion of loans $8.2 billion of total deposits $48.9 million of net income for the quarter ended June 30, 2012 Acquired 3 New York branches with the Herald National Bank transaction on February 29, 2012 As of June 30, 2012. BankUnited Orlando Herald 6 (1)

Agreements to cover approximately $11.6 billion of acquired assets The FDIC bears 80% of the first $4.0 billion in losses (“Stated Threshold”) 95% of the losses above the Stated Threshold Summary Ability to sell approximately $280 million of loans (UPB) on an annual basis without FDIC consent No residual credit risk (ability to sell all remaining covered loans at termination) Certain securities purchased are covered No true-up provision at the end of the loss sharing period Unique Features FDIC Loss Sharing Agreements Overview 7

What have we accomplished?

Restructured Management and Changed Company Culture Milestones Accomplished to Date Invested Significant Capital into Systems and Physical Infrastructure Built Commercial Banking Platform through Team Acquisitions Acquired 2 Leasing Platforms and Herald National Bank Completed $900 million IPO Approved to Pay Quarterly Dividends; Increased Dividend in Q1 2012 Converted to Bank Holding Co and BankUnited, NA converted to national bank 9

Transformed Loan Portfolio $ in millions(1) New Loans Legacy Loans and FDIC Asset $10.0 $7.9 $5.9 $5.4 UPB of Covered Loans and OREO ($BN) (1) Balances exclude unearned discount and deferred fees and costs, net. 10

Our New Loan Growth has Outpaced Legacy Asset Runoff Passed Inflection Point in 3Q 2011 and Have Been Experiencing Net Loan Growth (1) ($ in millions) (1) Balances exclude unearned discount and deferred fees and costs, net. 11

Transformed Deposit Base $ in millions Deposits December 31, 2009 December 31, 2010 December 31, 2011 June 30, 2012 Cost of Deposits (1) 2.18% 1.39% 0.90% 0.74% Demand Interest Checking Money Market / Savings Time Deposits (1) Cost of deposits as of period end date. Excludes cost of interest rate swap against CD portfolio. $7,667 $7,164 $7,365 $8,227 12

Commercial Deposits Growth $ in millions December 31, 2009 December 31, 2010 December 31, 2011 June 30, 2012 $420 $886 $1,470 $2,124 Demand Interest Checking Money Market Savings 13

Franchise Dramatically Enhanced Old Face Prior to Transformation 14

Franchise Dramatically Enhanced Old Face Prior to Transformation 15

Franchise Dramatically Enhanced 16

Franchise Dramatically Enhanced 17

Franchise Dramatically Enhanced 18

Franchise Dramatically Enhanced 19

How do we compare?

How Do We Compare? Return on Avg Assets Return on Avg Equity Net Interest Margin Tier 1 Leverage 0.9% 1.6% 7.7% 11.8% 3.5% 5.8% 9.6% 12.8% (1) (1) (1) (1) Source: SNL Financial. Financial data as of the quarter ended June 30, 2012, or most recent available. (1) Peers data reflect median values for publicly traded U.S. banks and thrifts with assets between $10-25 billion and $1-5 billion in market capitalization. 21

How Do We Compare? Price / 2012E EPS Price / Tang Book Dividend Yield Peers(1) BKU BKU BKU Source: SNL Financial. Market data as of July 24, 2012. Financial data as of June 30, 2012 or most recent available. (1) Peers data reflect median values for publicly traded U.S. banks and thrifts with assets between $10-25 billion and $1-5 billion in market capitalization. Peers(1) Peers(1) 22

Change in Analysts’ Earnings Expectations %Chg of 2012 EPS Estimate since March 2011(1) (1) Source: Factset. Market data as of July 24, 2012. Financial data as of the quarter ended June 30, 2012 or most recent available. Date when analysts initiated research coverage of BKU. Peers data reflect median values for publicly traded U.S. banks and thrifts with assets between $10-25 billion and $1-5 billion in market capitalization. %Chg of 2013 EPS Estimate since March 2011(1) (2) 23

Where are we headed?

Looking Ahead Where Are We Headed? Continue focus on small business and middle market customers in Florida Further develop the consumer segment and diversify into select consumer asset classes Launch New York with a commercial focus Maintain trajectory of loan growth Continue focus on lowering cost of funds while growing deposits bank-wide Take advantage of industry consolidation in both markets Since the Acquisition Built a strong Florida-centric commercial bank on the framework of a failed thrift Became a consolidator of the Florida market one loan and one customer at a time Enhanced infrastructure to support the future growth of a healthy institution and comply with new regulatory standards Built a powerful brand in South Florida 25

By Property Type 85 77 81 95 101 85 77 81 95 101 Legacy vs. New Continued Reconstruction of Branch Network 26

The BankUnited Value Proposition

Clean Balance Sheet The BankUnited Value Proposition Dynamic Growth Story Management Team with Strong Track Record Strong Performance and Capital Position Healthy Regulatory Relations The Dominant Florida Institution 28

BankUnited, Inc.